EXHIBIT 21

SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

Name	State of Organization	Doing Business As

AHT Reinsurance, Inc.	Vermont

Allegiant Insurance Company, Inc., A Risk Retention Group	Hawaii

American Home Insurance Agency, Inc.	Colorado	AHI Insurance Agency AH Insurance Agency, Inc.

American Home Title and Escrow Company	Colorado	AHT Title Company of Texas

ASFC-W, Inc.	Arizona

ASW Finance Company	Arizona

HomeAmerican Mortgage Corporation	Colorado	Home American Mortgage Corporation

M.D.C. Home Finance Corporation	Colorado

M.D.C. Land Corporation	Colorado	MDC Land Flight Operations Co. Richmond Developments Limited

M.D.C. Residual Holdings, Inc.	Colorado

MDC/Wood, Inc.	Delaware

Monaco Street Financial I, Inc.	Colorado

Monaco Street Financial II, Inc.	Colorado

RAH of Florida, Inc.	Colorado

RAH of Texas, LP	Colorado	Richmond American Homes of Texas

RAH Texas Holdings, LLC	Colorado

Richmond American Construction, Inc.	Delaware

Richmond American Homes Corporation	Colorado

Richmond American Homes of Arizona, Inc.	Delaware

Richmond American Homes of Colorado, Inc.	Delaware

Richmond American Homes of Delaware, Inc.	Colorado

Richmond American Homes of Florida, LP	Colorado

Richmond American Homes of Illinois, Inc.	Colorado

Richmond American Homes of Maryland, Inc.	Maryland	Richmond American Homes of California, Inc.

Richmond American Homes of Nevada, Inc.	Colorado

Richmond American Homes of New Jersey, Inc.	Colorado

Richmond American Homes of Pennsylvania, Inc.	Colorado

Richmond American Homes of Texas, Inc.	Colorado

Richmond American Homes of Utah, Inc.	Colorado

Richmond American Homes of Virginia, Inc.	Virginia

Richmond American Homes of West Virginia, Inc.	Colorado

Richmond American Homes Two, Inc.	Colorado

Richmond American Homes Three, Inc.	Colorado

Richmond American Homes Four, Inc.	Colorado

Richmond American Homes Five, Inc.	Colorado

Richmond American Homes Six, Inc.	Colorado

Richmond American Homes Seven, Inc.	Colorado

Richmond Realty, Inc.	Colorado

StarAmerican Insurance Ltd.	Hawaii

Yosemite Financial, Inc.	Colorado